AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 12, 2007

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DYAX CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3053198
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Technology Square

Cambridge, Massachusetts 02139

(617) 225-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Henry E. Blair

Chief Executive Officer

Dyax Corp.

300 Technology Square

Cambridge, Massachusetts 02139

(617) 225-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Nathaniel S. Gardiner, Esq.

Edwards Angell Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199-7613

(617) 239-0100

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-133324

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value per shares	1,075,000	$3.67	$3,945,250	$121.12

(1)             Includes associated preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(2)             Based on the public offering price of $3.67.

THIS REGISTRATION STATEMENT SHALL BECOME EFFCTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, $.01 par value per share, of Dyax Corp., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-133324) are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of July 13, 2007), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than July 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Cambridge, Massachusetts, on July 12, 2007.

DYAX CORP.

By:	/s/ Stephen S. Galliker
Stephen S. Galliker
Executive Vice President, Finance
and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
*	Chief Executive Officer and Chairman of the	July 12, 2007
Henry E. Blair	Board of Directors (Principal Executive Officer)
/s/ Stephen S. Galliker	Executive Vice President, Finance	July 12, 2007
Stephen S. Galliker	and Chief Financial Officer
(Principal Financial and Accounting Officer)

Constantine E. Anagnostopoulos	Director	July 12, 2007
*
James W. Fordyce	Director	July 12, 2007
*
Thomas L. Kempner	Director	July 12, 2007
*
Henry R. Lewis	Director	July 12, 2007
*
Susan Bayh	Director	July 12, 2007
*
David J. McLachlan	Director	July 12, 2007
*
Mary Ann Gray	Director	July 12, 2007

*By:	/s/ Stephen S. Galliker
Stephen S. Galliker
As-Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Edwards Angell Palmer & Dodge LLP. Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm. Filed herewith.

23.2	Consent of Edwards Angell Palmer & Dodge LLP. Included in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney (Filed as Exhibit 24.1 to Registration Statement on Form S-3 (file no. 333-133324) filed on April 17, 2006, and incorporated herein by reference).